EXHIBIT 99.1

LTX-Credence Announces First Quarter Results

MILPITAS, Calif., Dec. 9, 2008 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of focused, cost-optimized ATE solutions, today announced financial results for its 2009 first fiscal quarter ended October 31, 2008. Today's announcement is the first release of combined financial results following the merger of LTX Corporation and Credence Systems Corporation on August 29, 2008, and therefore includes Credence's operating results from August 29, 2008 to October 31, 2008 and a full quarter of LTX's operating results.

Sales for the quarter were $47,133,000. Net loss for the quarter was $(45,350,000), or $(0.42) per share on a GAAP basis. Excluding the net impact of merger-related and other charges totaling $28,765,000, and amortization of purchased intangibles of $2,964,000, the net loss for the quarter was $(13,621,000), or $(0.13) per share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "We finished our first fiscal quarter post merger as LTX-Credence amid a severely depressed business environment and an uncertain business outlook. Current business conditions aside, we made solid progress on the integration of LTX and Credence by acting quickly in defining a product and marketing strategy that works to retain existing customers and provide the company with growth opportunities in new market segments as well as expansion into certain geographic regions."

In a challenging business environment we remain keenly focused on the following objectives:

 * Exceeding the $45 million in annual cost reductions that we targeted in connection with our merger integration efforts enabling us to significantly reduce our break-even and drive cross-cycle profitability,
 * Bringing to market several new instruments that solidly position our products in key segments of the mixed signal marketplace while developing the next revolutionary technology for the ATE industry,
   and
 * Targeting new business opportunities that will lead to growth over the medium to long term, including expansion into market segments that we hadn't previously been in and growth in the China and
   Taiwan markets.

Second Quarter Fiscal 2009 Outlook

For the quarter ending January 31, 2009, revenue is expected to be in the range of $37 million to $42 million. The non-GAAP net loss is expected to be in the range of $(0.22) to $(0.19) per share, assuming 127 million shares outstanding. The non-GAAP net loss guidance does not include amortization of purchased intangibles of $4.4 million and additional charges we expect to incur in the quarter related to the merger.

The Company will conduct a conference call today, December 9, 2008, at 4:30 PM EST to discuss this release. The conference call will be simulcast via the LTX-Credence web site (www.ltx-credence.com). Audio replays of the call can be heard through January 2, 2009 via telephone by dialing 888-286-8010, passcode 44247168 or by visiting our web site at www.ltx-credence.com.

Information About Non-GAAP Measures

Due to the merger and the current economic conditions, LTX-Credence will supplement its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended October 31, 2008 excludes the net impact of merger-related and other charges, and amortization of purchased intangibles. Management finds the non-GAAP information to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information would be useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this presentation regarding the merger between LTX and Credence completed on August 29, 2008, including the belief that the product and marketing strategy will retain existing customers and provide growth opportunities, product roadmap plans, and the anticipation of saving in excess of $45 million at the end of the integration period, the financial guidance on revenue, non-GAAP net loss, net loss and loss per share, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to successfully integrate LTX's and Credence's operations and employees; current weak worldwide economic conditions; the ability to realize anticipated synergies and cost savings; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications and the other factors described in LTX's Annual Report on Form 10-K for the fiscal year ended July 31, 2008 and Credence's Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and their most recent Quarterly Reports on Form 10-Q each filed with the SEC. LTX-Credence disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

Formed by the 2008 merger of LTX Corporation and Credence Systems Corporation, LTX-Credence is a global provider of focused, cost-optimized ATE solutions designed to enable customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.LTX-Credence.com.

LTX-Credence is a trademark of LTX-Credence Corporation. All other trademarks are the property of their respective owners.

                      LTX-CREDENCE CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                           (In thousands)

                                              October 31,    July 31,
                                                 2008          2008
                                              -----------  -----------
 ASSETS                                       (unaudited)
 Current assets:
  Cash and cash equivalents                   $   120,302  $    51,052
  Marketable securities                            16,989       20,410
  Accounts receivable - trade, net                 43,609       24,160
  Accounts receivable - other, net                    393        1,245
  Inventories                                      41,519       22,505
  Prepaid expenses and other current assets        26,154        2,750
                                              -----------  -----------
   Total current assets                           248,966      122,122

 Property and equipment, net                       52,668       27,213
 Intangible assets, net                            35,736           --
 Goodwill                                          43,394       14,368
 Other assets                                      15,337        6,024
                                              -----------  -----------
   Total assets                               $   396,101  $   169,727
                                              ===========  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Current portion of long-term debt           $     7,849  $     5,700
  Accounts payable                                 29,942       14,058
  Other accrued expenses                           62,752       14,081
  Deferred revenues and customer advances          13,298        1,777
                                              -----------  -----------
   Total current liabilities                      113,841       35,616
                                              -----------  -----------

 Long-term debt, net of current portion            60,628       12,200
 Other long-term liabilities                       29,302        4,631
 Stockholders' equity                             192,330      117,280
                                              -----------  -----------
   Total liabilities and stockholders'
    equity                                    $   396,101  $   169,727
                                              ===========  ===========

                      LTX-CREDENCE CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
           (In thousands, except earnings per share data)

                                                  Three Months Ended
                                                      October 31,
                                                ----------------------
                                                   2008        2007
                                                ----------  ----------

 Net sales                                      $   47,133  $   29,635

 Cost of sales                                      26,326      15,179

 Inventory-related provision                        13,682          --
                                                ----------  ----------

  Gross profit                                       7,125      14,456

 Engineering and product development expenses       18,559      11,636

 Selling, general and administrative expenses       16,290       6,511

 Impairment of property and equipment and
  consignments                                       5,020          --

 Amortization of purchased intangible assets         2,964          --

 Acquired in-process research and development        6,200          --

 Restructuring                                       3,863          --
                                                ----------  ----------

   Loss from operations                            (45,771)     (3,691)

 Other income (expense), net                           994         216
                                                ----------  ----------

  Loss before provision (benefit) for income
   taxes                                           (44,777)     (3,475)

 Provision (benefit) for income taxes                  573      (3,251)
                                                ----------  ----------

 Net loss                                       $  (45,350) $     (224)
                                                ==========  ==========

 Net loss per share:
 Basic and Diluted                              $    (0.42) $    (0.00)

 Weighted average shares outstanding:
 Basic and Diluted                                 106,936      62,469

                      LTX--CREDENCE CORPORATION
        RECONCILIATION OF GAAP NET LOSS TO NON--GAAP NET LOSS
              (In thousands, except per share amounts)

                    Three Months              Three Months
                       Ended                     Ended
                    October 31,   Earnings    October 31,   Earnings
                       2008       Per Share      2007       Per Share
                    -----------  -----------  -----------  -----------

 GAAP net loss         ($45,350)      ($0.42)       ($224)       $0.00
  Inventory related
   provision             13,682         0.14           --           --
  Impairment of
   property and
   equipment and
   consignments           5,020         0.04           --           --
  Amortization of
   purchased
   intangible assets      2,964         0.03           --           --
  Acquired
   in-process
   research and
   development            6,200         0.06           --           --
  Restructuring           3,863         0.03           --           --
  Derecognition of
   tax liability             --           --       (3,251)       (0.05)
                    -----------  -----------  -----------  -----------
 Non-GAAP net loss     ($13,621)      ($0.13)     ($3,475)      ($0.05)
                    ===========  ===========  ===========  ===========

CONTACT:  LTX-Credence Corporation
          Mark Gallenberger
          781.467.5417
          mark_gallenberger@ltx-credence.com
          www.ltx-credence.com